Exhibit 15.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-284174 on Form S-8 of our report dated April 23, 2025, relating to the audited consolidated financial statements of Rezolve AI plc appearing in this Annual Report on Form 20-F for the year ended December 31, 2024 and December 31, 2023.

/s/ Grassi & Co., CPAs, P.C.

Grassi & Co., CPAs, P.C.

Jericho, New York

April 23, 2025